As filed with the Securities and Exchange Commission on June 27, 2001
                                            Registration No.  333-______________
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------
                                    FORM F-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                            Merrill Lynch Canada Inc.
               (Exact name of registrant as specified in charter)
                                 --------------

                            Merrill Lynch Canada Inc.
                              Canadian Coordinator
               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                U.S. Coordinator


               Canada                                6211                           Not Applicable
    (State or other jurisdiction         (Primary Standard Industrial              (I.R.S. Employer
 of incorporation or organization)       Classification Code Number)             Identification No.)

                              BCE Place, Suite 400
                                 181 Bay Street
                             Toronto, Ontario M5J2V8
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)



                                Andrea L. Dulberg
                               Corporate Secretary
               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                250 Vesey Street
                               New York, NY 10281
                                 (212) 449-1000
       (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                 --------------

                                   Copies to:

Andrew B. Janszky, Esq.                              Karen A. Malatest, Esq.
  Shearman & Sterling                                         Torys
  599 Lexington Avenue                           Suite 3000, Maritime Life Tower
New York, NY 10022-6069                             79 Wellington Street West
     (212) 848-4000                                     Box 270, TD Centre
                                                           Toronto, Ontario
                                                              M5K 1N2


    Approximate date of commencement of proposed sale to public: As soon as practicable after registration statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. |_|

                         Calculation of Registration Fee


=====================================================================================================================
                                                     Proposed Maximum      Proposed Maximum
   Title of Each Class of        Amount to Be         Offering Price      Aggregate Offering         Amount of
Securities to Be Registered       Registered           Per Receipt             Price(1)          Registration Fee
---------------------------------------------------------------------------------------------------------------------
CP HOLDRS ..................      100,000,000             $0.20              $20,000,000              $5,000
=====================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Act. 100,000,000 receipts are estimated to be offered during the initial deposit period for CP HOLDRS. At least 30 days after completion of the initial deposit period receipts are estimated to be offered continuously after the initial offering at $0.10 per receipt.

                                ----------------

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such
Section 8(a), may determine.


The information in this prospectus is not complete and may be changed. We have filed a registration statement relating to these receipts with the Securities and Exchange Commission. We cannot sell these receipts until the registration statement becomes effective. This prospectus is not an offer to sell these receipts and we are not soliciting offers to buy these receipts in any state where such offer or sale is not permitted.




                              Subject to Completion
                   Preliminary Prospectus dated June 26, 2001

PROSPECTUS
                                     [LOGO]
                                   CP HOLDRS SM
                      HOLding Company Depositary ReceiptS SM
             For Shares of Common Stock of Canadian Pacific Limited

         HOLding Company Depositary ReceiptS SM for shares of common stock of
Canadian Pacific Limited, or CP HOLDRS SM, are depositary receipts initially representing your ownership in deposited common stock of Canadian Pacific
Limited. As Canadian Pacific splits into five separate public companies pursuant to its announced plan of reorganization it is expected that each CP HOLDR will represent shares of all of these public companies. CP HOLDRS are designed to provide current owners of common shares of Canadian Pacific Limited with a single, exchange traded instrument that represents beneficial ownership of the five successor companies that are expected to result from Canadian Pacific's announced plan of reorganization. CP HOLDRS are separate from the underlying deposited shares of common stock of Canadian Pacific Limited or the successor
companies that are represented by the CP HOLDRS.                             , a
Canadian trust company, has agreed to act as depositary with respect to the underlying deposited shares of common stock. The depositary will deliver additional CP HOLDRS on a continuous basis.

         Investing in CP HOLDRS involves significant risks. See "Risk Factors" starting on page 2.

         Merrill Lynch Canada Inc., as coordinator for Canadian holders of shares of common stock of Canadian Pacific Limited and Merrill Lynch, Pierce,
Fenner & Smith Incorporated, as coordinator for U.S. holders of shares of common stock of Canadian Pacific Limited, will make CP HOLDRS available to holders of the common stock of Canadian Pacific Limited during an initial deposit period
expected to commence on        , 2001. This initial deposit period is expected
to end on        , 2001. If you do not deposit your shares of common stock of
Canadian Pacific before that date and you wish to do so, you will have to wait
30 days or more after        , 2001 before you can deposit your shares of common
stock of Canadian Pacific and receive CP HOLDRS.

         Holders of the common stock of Canadian Pacific Limited may elect to deposit all or a portion of their shares of common stock of Canadian Pacific
Limited (along with the applicable coordination fee) in order to receive an equal number of CP HOLDRS. Holders of the common stock of Canadian Pacific
Limited should note that ownership of CP HOLDRS will not change or in any way affect the tax consequences to such holders of Canadian Pacific's announced plan of reorganization. You are advised to consult your tax and legal advisor regarding the tax consequences associated with the reorganization plan. Holders of the common stock of Canadian Pacific Limited wishing to receive CP HOLDRS should instruct their broker to deposit their shares of Canadian Pacific with the depositary.

         CP HOLDRS are neither interests in nor obligations of either of the
coordinators or                              , as depositary.

         Before this issuance, there has been no public market for CP HOLDRS.
Application has been made to list the CP HOLDRS on The Toronto Stock Exchange
and the New York Stock Exchange under the symbol "      ." Listing is subject to
satisfaction of all the requirements of such exchanges on or before       ,
2001, including distribution of CP HOLDRS to a minimum number of public holders.
                               ------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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

                                                                            Coordination                Dealer
                                                                               Fee(1)                   Fee(2)
                                                                            -------------               -------
Per CP HOLDR (for the deposit of up to                                        $0.20(4)
     2,499 shares of Canadian Pacific)(3)..................................                              $0.10

Per CP HOLDR (for the deposit of 2,500 or                                      $0.10
     more shares of Canadian Pacific)(3)...................................                              $0.00


-------------------------
(1)  The coordination fee has been set by Merrill Lynch Canada Inc. and Merrill Lynch, Pierce, Fenner & Smith
     Incorporated, as coordinators.

(2)  The dealer fee represents the portion of the coordination fee that may be retained by participating brokers.

(3)  For purposes of calculating the coordination and dealer fees, if applicable, the depositary will round up to the nearest 100 shares of common stock of Canadian Pacific deposited with the depositary.

(4)  Unless we state otherwise or the context otherwise requires, all references to dollar amounts in this prospectus are references to U.S. dollars.  If you choose to pay your coordination and dealer fees, if applicable, in Canadian dollars, the depositary will charge you an amount in Canadian dollars as further described in this prospectus.


                                  -------------
                              Merrill Lynch & Co.
                                  -------------

                    The date of this prospectus is                 , 2001

     "HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of
                            Merrill Lynch & Co., Inc.


                                TABLE OF CONTENTS
SUMMARY...........................................................................................................1
RISK FACTORS......................................................................................................2
HIGHLIGHTS OF CP HOLDRS...........................................................................................4
DESCRIPTION OF CP HOLDRS..........................................................................................8
DESCRIPTION OF THE DEPOSIT AGREEMENT..............................................................................9
         Creation of CP HOLDRS....................................................................................9

         Depositary...............................................................................................9

         Fees.....................................................................................................9

         Voting of Underlying Securities and Other Rights of Ownership...........................................10

         Distributions...........................................................................................10

         Rights Offerings........................................................................................11

         Offer for Underlying Securities.........................................................................11

         Reconstitution Events...................................................................................11

         Surrender of CP HOLDRS..................................................................................12

         Suspension of Delivery, Transfers or Surrenders.........................................................12

         Liability for Taxes and Other Charges...................................................................12

         Warranties and Authorization............................................................................12

         Prevention or Delay in Performance......................................................................13

         Resignation or Removal of Depositary....................................................................13

         Amendments to the Deposit Agreement.....................................................................13

         Termination of Deposit Agreement........................................................................13

         Book Entry System.......................................................................................14

PLAN OF DISTRIBUTION.............................................................................................16
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES....................................................................17
ERISA CONSIDERATIONS.............................................................................................19
LEGAL MATTERS....................................................................................................19
WHERE YOU CAN FIND MORE INFORMATION..............................................................................20


         This prospectus contains information you should consider when making your decision to deposit your shares of common stock of Canadian Pacific Limited or the successor companies for CP HOLDRS. With respect to information about CP HOLDRS, you should rely only on the information contained in this prospectus. Neither the depositary nor the coordinators have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither the depositary nor the coordinators are making an offer to sell CP HOLDRS in any jurisdiction where the offer or sale is not permitted.

                                     SUMMARY

         The CP HOLDRS will be issued under the deposit agreement, dated as of
      , 2001, among                              , as depositary, Merrill Lynch
Canada Inc., as Canadian coordinator, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as U.S. coordinator and the owners and beneficial owners from time to time of the CP HOLDRS. The arrangement created by the deposit agreement is not a registered investment company under the United States Investment Company Act of 1940.

         The depositary will hold shares of common stock issued by Canadian Pacific Limited deposited by the owners of those shares. After Canadian Pacific Limited completes its plan of reorganization, the CP HOLDRS are expected to represent shares of PanCanadian Petroleum Limited, Canadian Pacific Railway Company, Fording Inc., CP Ships Holdings Inc. and Canadian Pacific Limited, referred to herein as the successor companies. The shares of common stock of these companies that are held under the deposit agreement at any point in time (together with other securities that may be represented by the CP HOLDRS in the future) are collectively referred to in this prospectus as the underlying securities.

         The CP HOLDRS will represent your ownership interest in the underlying securities that will be held by the depositary on your behalf. The CP HOLDRS are separate from the underlying securities that are represented by the CP HOLDRS.

                                  RISK FACTORS

         An investment in CP HOLDRS involves risks similar to investing in each of the underlying securities outside of the CP HOLDRS.

o Loss of investment. Because the value of CP HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the CP HOLDRS if the underlying securities decline in value.

o Discount trading price. CP HOLDRS may trade at a discount to the aggregate value of the underlying securities.

o No investigation of underlying securities. The underlying securities represented by the CP HOLDRS will be the common stocks of Canadian Pacific Limited and its successor companies that are expected to be spun off pursuant to Canadian Pacific Limited's plan of reorganization. CP HOLDRS have been designed without regard for the value, price performance, volatility or investment merit of Canadian Pacific Limited historically or the successor companies prospectively. Consequently, the depositary, Merrill Lynch Canada Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and each of their respective affiliates have not performed any investigation or review of Canadian Pacific Limited or its successor companies, including the public filings of Canadian Pacific Limited. Investors and market participants should not conclude that the creation of CP HOLDRS is any form of investment recommendation by the depositary, Merrill Lynch Canada Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated or their respective affiliates.

o Possible negative tax consequences of Canadian Pacific's reorganization. Canadian Pacific has publicly disclosed that a tax ruling from the United States Internal Revenue Service is being sought to the effect that the announced plan of reorganization should not result in any adverse tax consequences to holders of Canadian Pacific's common stock. At this time, neither Canadian Pacific nor the United States Internal Revenue Service has made an announcement with respect to the tax treatment of Canadian Pacific's reorganization. The tax consequences of Canadian Pacific's reorganization will be described in the materials distributed by Canadian Pacific to holders of its common stock in connection with the reorganization. You are urged to review those materials with your legal and tax advisors. Neither the depositary, Merrill Lynch Canada Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated nor any of their respective affiliates can assure you that Canadian Pacific's reorganization will not have negative tax consequences for you. However, an election by you to deposit all or a portion of your Canadian Pacific common stock with the depositary and receive CP HOLDRS will have no impact on the tax consequences to you of Canadian Pacific's reorganization for United States federal income tax purposes.

o Concentration of investment. As a result of market fluctuations and/or reconstitution events, an investment in CP HOLDRS may represent a more concentrated investment in one or more of the underlying securities. A concentrated investment will reduce the diversification of the CP HOLDRS and increase your exposure to the risks of concentrated investments.

o Conflicting investment choices. In order to sell one or more of the underlying securities individually or to participate in a tender offer or take-over bid relating to one or more of the underlying securities, you will be required to surrender your CP HOLDRS and receive delivery of each of the underlying securities. The surrender of your CP HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or take-over bid. The surrender of CP HOLDRS will involve payment of a cancellation fee to the depositary.

o Trading halts. Trading in CP HOLDRS on the New York Stock Exchange or The Toronto Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in CP HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in the CP HOLDRS, you will not be able to trade CP HOLDRS.

o Possible conflicts of interest. Merrill Lynch Canada Inc., as Canadian coordinator, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as U.S. coordinator, may face possible conflicts of interest in connection with their activities. For example, Merrill Lynch Canada Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and their affiliates, collectively referred to as Merrill Lynch, may engage in investment banking and other activities on behalf of the issuers of the underlying securities, may provide services to issuers of the underlying securities in connection with their business, or may make purchases or sales, including establishing long or short positions, in the underlying securities for their own accounts. The potential profit of Merrill Lynch also is affected by any hedging activities in which it may engage in connection with its proprietary trading activity in CP Shares or CP HOLDRS. All of these activities may result in conflicts of interest with respect to the financial interest of Merrill Lynch, on the one hand, and, on the other hand, Merrill Lynch Canada Inc.'s and Merrill Lynch, Pierce, Fenner & Smith Incorporated's activity as coordinators in connection with CP HOLDRS.

o Delays in distributions. The deposit agreement provides that the depositary will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the CP HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

                             HIGHLIGHTS OF CP HOLDRS

         The following is only a summary of CP HOLDRS and is qualified by the more detailed information appearing elsewhere in this prospectus. You should read the entire prospectus carefully and not rely solely on the summary information.

What are CP                HOLding Company Depositary ReceiptS SM for shares of
HOLDRS?                    common stock of Canadian Pacific Limited are designed
                           to provide current holders of the common stock of Canadian Pacific Limited with a single exchange traded instrument that represents ownership of the shares of common stock of the five successor companies that are expected to result from Canadian
                           Pacific's announced plan of reorganization.

What is happening with     Canadian  Pacific has announced a plan to split into
Canadian Pacific?          five separate public companies -- PanCanadian
                           Petroleum Limited, Canadian Pacific Railway Company,
                           Fording Inc., CP Ships Holdings Inc. and Canadian
                           Pacific Limited, referred to herein as the successor companies. It is anticipated that, after completion of the plan of reorganization, current holders of the shares of common stock of Canadian Pacific, referred to herein as CP Shares (currently listed on The
                           Toronto Stock Exchange and the New York Stock
                           Exchange under the symbol "CP"), will hold equity securities of each of the successor companies.

What are the advantages    CP HOLDRS are an alternative for current holders of
of CP HOLDRS?              the shares of common stock of Canadian Pacific who
                           would prefer to hold a single security representing their investment in Canadian Pacific after the reorganization. CP HOLDRS are expected to help reduce the inconvenience of owning shares of the five successor companies and, depending on the type of account you maintain with your broker, it could reduce the transaction expenses that you might otherwise pay.

Who can own CP HOLDRS?     You may elect to deposit all or a portion of your CP
                           Shares (along with the applicable coordination fee)
                           in order to receive an equal number of CP HOLDRS. If
                           you wish to receive CP HOLDRS you should instruct
                           your broker to deposit your CP Shares with the
                           depositary on or before       , 2001.

Who are the                Merrill Lynch Canada Inc. will act as coordinator for
coordinators and what      Canadian holders of CP Shares and Merrill Lynch,
is their role?             Pierce, Fenner & Smith Incorporated will act as
                           coordinator for U.S. holders of CP Shares. The coordinators are responsible for coordinating the process by which CP HOLDRS will be delivered and will pay certain expenses relating to the establishment of CP HOLDRS. The coordinators will receive a coordination fee in connection with their activities as coordinator.

Who is the depositary                                   , a Canadian trust
and what is its role?      company, will act as depositary under the deposit
                           agreement. The depositary is responsible for receiving deposits of CP Shares and delivering CP
                           HOLDRS representing the deposited CP Shares. The depositary will receive compensation as set forth in the deposit agreement. The depositary will hold the underlying securities on behalf of the depositing holders of CP Shares or on behalf of the holders of CP HOLDRS, when CP HOLDRS are issued.

How much will it cost      One CP HOLDR will be issued for each CP Share
to obtain a CP HOLDR?      deposited. You will be required to pay a coordination
                           fee which will vary depending on the number of CP
                           Shares that you deposit:



                           Number of CP Shares             Coordination Fee
                            that you deposit                (per CP Share)
                           -----------------------        ----------------------

                                  Up to 2,499                   $0.20
                                2,500 or more                   $0.10

                           The $0.20 coordination fee you will pay to obtain up to 2,499 CP HOLDRS includes a dealer fee of $0.10 per CP Share that you deposit which may be retained by participating brokers who deposit CP Shares on behalf of their clients. If you deposit 2,500 or more CP Shares there will be no dealer fee. If you choose to pay the coordination fees and dealer fees, if applicable, in Canadian dollars the depositary will charge you a coordination fee of [CDN$0.31] per CP Share if you deposit up to 2,499 CP Shares and [CDN$0.155] per CP Share, if you deposit 2,500 or more CP Shares. Participating brokers may retain a dealer fee of [CDN$0.155] per CP Share if you deposit up to 2,499 CP Shares. For purposes of calculating the coordination fees and dealer fees, if applicable, the depositary will round up to the nearest 100 CP Shares deposited.

Are there any other        The depositary will charge an annual fee of up to
fees associated with       $0.015 per CP HOLDR, which will be deducted from cash
CP HOLDRS?                 dividends paid on the underlying securities held by
                           the depositary under the deposit agreement. If cash dividends on the underlying securities in any calendar year are not sufficient to pay the annual fee, the depositary will waive that portion of the fee in that calendar year that exceeds the total cash dividends.

                           You also may choose to surrender your CP HOLDRS to the depositary and receive the underlying securities. The depositary will charge you a cancellation fee of up to $0.10 per CP HOLDR cancelled. Cancellation fees will be calculated by rounding up the number of CP HOLDRS surrendered by you to the nearest 100.

                           If you deposit your CP Shares with the depositary
                           prior to      , 2001 you will not be required to pay
                           any issuance fee, other than the coordination fee. The depositary will charge you an issuance fee of up to $0.10 per CP HOLDR in connection with the delivery
                           of CP HOLDRS after      , 2001. Issuance fees will be
                           calculated by rounding up the number of CP HOLDRS delivered by the depositary to you to the nearest 100.

                           If you choose to pay the cancellation fee or issuance fee to the depositary in Canadian dollars or if the depositary collects the annual fee in Canadian dollars, the fee will equal the product of the relevant U.S. dollar fee and the last published Bank of Canada daily noon rate for Canadian dollars on the date on which the fee is payable.

                           If you choose to sell your CP HOLDRS on The Toronto Stock Exchange or the New York Stock Exchange, you should not be charged any fees other than the standard commissions and other fees charged by your broker to execute trades on your behalf.

What are the U.S.          The deposit of CP Shares and the subsequent receipt
federal income tax         of CP HOLDRS will not be a disposition for U.S.
consequences of CP         federal income tax purposes. In addition, owners of
HOLDRS?                    the CP HOLDRS will be treated for U.S. federal income
                           tax purposes as the owners of the underlying securities evidenced by the CP HOLDRS. Therefore, you will not be subject to any additional U.S. federal income taxes as a result of holding CP HOLDRS instead of shares of common stock of Canadian Pacific or the successor companies outside the CP HOLDRS.

                           Ownership of CP HOLDRS will not change or in any way affect the U.S. federal income tax consequences associated with the transactions contemplated by the announced reorganization plan of Canadian Pacific. Accordingly, you are advised to consult your tax and legal advisor regarding the U.S. federal income tax consequences to you associated with the reorganization plan.

What are the voting and    You will retain the right to receive any reports and
other ownership rights?    communications received from the issuers of the
                           underlying securities. The depositary will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

                           The deposit agreement entitles you to receive, subject to certain limitations and net of any fees of the depositary, any distributions of cash (including dividends), securities or property made with respect to the underlying securities. However, any distribution of securities by an issuer of underlying securities will be retained by the depositary and will become part of the underlying securities if the securities are listed on a national securities exchange in Canada and on either a national securities exchange in the United States or through NASDAQ.

                           Any distributions will be made by the depositary as soon as is practicable following receipt by the depositary of such distributions. If lawful and practicable, distributions with respect to the underlying securities paid by the issuers of the underlying securities in Canadian dollars will be converted by the depositary into U.S. dollars for U.S. holders of CP HOLDRS based on prevailing market exchange rates.

                           There may be a delay between the time any cash or other distribution is received by the depositary with respect to the underlying securities and the time such cash or other distributions are distributed to you. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary. If any tax or other governmental charge becomes due with respect to CP HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

                           If you wish to participate in a tender offer or take-over bid for any of the underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must surrender your CP HOLDRS (and pay the applicable fees) and receive all of your underlying securities in exchange for your CP HOLDRS. For specific information about obtaining your underlying securities, you should read the discussion under the caption "Description of the Deposit Agreement -- Surrender of CP HOLDRS."

What are some of the       CP HOLDRS will initially represent ownership of the
other considerations       CP Shares and, as shares of the successor companies
associated with CP         are issued in connection with the reorganization of
HOLDRS?                    Canadian Pacific, the shares of the successor
                           companies. CP HOLDRS will not provide protection with respect to the risks associated with owning the CP
                           Shares or the shares of the successor companies.

                           If the shares of one or more of the successor companies are not listed on a stock exchange or in other circumstances, it may be necessary to exclude the shares of these successor companies from CP HOLDRS and distribute these shares directly to you or even to delist CP HOLDRS. See "Description of the Deposit Agreement -- Reconstitution Events."

                           Due to the nature of CP HOLDRS you will not be able to participate in any dividend reinvestment plans of the issuers of underlying securities unless you cancel your CP HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

How do you deposit CP      In order to obtain CP HOLDRS, you should deposit your
Shares in order to         CP Shares on or before          , 2001. If you do not
receive CP HOLDRS?         deposit your CP Shares on or before        , 2001 and
                           wish to do so later you will have to wait 30 days or
                           more after         , 2001 before you can deposit your
                           CP Shares with the depositary and receive CP HOLDRS.

                           You should contact your broker as soon as possible and instruct it to deposit your CP Shares with the depositary. Your broker will deposit the CP Shares with the depositary on your behalf and deduct the applicable coordination fee from your account (or request a payment from you if you do not maintain a cash balance). If you are in physical possession of your CP Shares, you must deposit your shares with a participant in The Canadian Depositary for Securities Limited, referred to herein as CDS (who will likely be your dealer or any registered dealer in Canada) or, if you are in the United States, with a participant in The Depository Trust Company, referred to herein as DTC (who will likely be your broker or any registered broker-dealer in the United States), in order to receive CP HOLDRS. You will not receive physical certificates evidencing your ownership of CP HOLDRS. See "Description of the Deposit Agreement - Book Entry System."

                           If Canadian Pacific announces that its reorganization has been cancelled, the depositary will return the CP Shares along with the coordination fee to you through your broker. In addition, you will be entitled to receive from your broker any dealer fee you may have paid. Neither the depositary, Merrill Lynch Canada Inc. nor Merrill Lynch, Pierce, Fenner & Smith Incorporated can assure you that your broker will forward to you any of the CP Shares or coordination fees returned to your broker on your behalf or return any dealer fees, if applicable.

What if you change         On or before      , 2001, you may cancel any election
your mind?                 that you previously made to receive CP HOLDRS and
                           withdraw your previously deposited CP Shares. To effect such a withdrawal, you should notify your broker of your desire to withdraw. In such an event, the coordination fee, including any dealer fee that you may have paid to your broker, should be refunded by the broker to your account. There will be no charges associated with the withdrawal. Neither the depositary, Merrill Lynch Canada Inc. nor Merrill
                           Lynch, Pierce, Fenner & Smith Incorporated can assure you that your broker will forward to you any of the CP Shares or coordination fees returned to your broker on your behalf or return any dealer fees, if applicable.

                            DESCRIPTION OF CP HOLDRS

         HOLding Company Depositary ReceiptS SM for shares of common stock of Canadian Pacific Limited are designed to provide current holders of the common stock of Canadian Pacific Limited with a single exchange traded instrument representing shares of common stock of the five successor companies that are expected to result from Canadian Pacific's announced plan of reorganization. CP HOLDRS will be delivered by the depositary pursuant to the deposit agreement. When delivered, each CP HOLDR will initially represent one CP Share.

         Canadian Pacific has announced a plan to split into five separate public companies -- PanCanadian Petroleum Limited, Canadian Pacific Railway Company, Fording Inc., CP Ships Holdings Inc. and Canadian Pacific Limited. After the reorganization of Canadian Pacific, it is anticipated that current holders of CP Shares will hold the equity securities of each of these successor companies.

         CP HOLDRS are an alternative for holders of the shares of common stock of Canadian Pacific who would prefer to hold a single security representing their investment in Canadian Pacific after the reorganization. CP HOLDRS are expected to help reduce the inconvenience of owning the shares of the five successor companies and, depending on the type of account you maintain with your broker, could reduce the transaction expenses that you might otherwise pay.

         Application has been made to list CP HOLDRS on The Toronto Stock Exchange and the New York Stock Exchange. Listing is subject to satisfaction of
all the requirements of such exchanges on or before           , 2001, including
distribution of CP HOLDRS to a minimum number of public holders.

         Merrill Lynch Canada Inc., as Canadian coordinator, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as U.S. coordinator, will make CP HOLDRS available to holders of CP Shares during an initial deposit period expected to
commence on        , 2001. You may elect to deposit all or a portion of your CP
Shares (along with the applicable coordination fee) in order to receive an equal number of CP HOLDRS.

         CP HOLDRS will represent your ownership of the underlying securities. Owners of CP HOLDRS will have the same rights and privileges as they would have if they owned the underlying securities outside of the CP HOLDRS. These include the right to instruct the depositary to vote the underlying securities, to receive any dividends and other distributions on the underlying securities that are declared and paid to the depositary by an issuer of an underlying security, and the right to surrender CP HOLDRS to receive the underlying securities. CP HOLDRS will not change your ownership in the underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934, referred to herein as the Exchange Act or under Canadian securities laws. As a result, you will have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of the CP HOLDRS. However, due to the nature of CP HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your CP HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

         On or before      , 2001, [This date will be a date 5 to 6 weeks after
commencement of the initial deposit period] you may cancel any election that you previously made to receive CP HOLDRS and withdraw your previously deposited CP Shares. To effect such a withdrawal, you should notify your broker of your desire to withdraw. In such an event, the coordination fee, including any dealer fee that may have been paid to your broker, should be refunded by the broker to your account. There will be no charges associated with the withdrawal. After
       , 2001, a cancellation fee is payable in order to surrender CP HOLDRS and receive the underlying securities. Neither the depositary, Merrill Lynch Canada Inc. nor Merrill Lynch, Pierce, Fenner & Smith Incorporated can assure you that your broker will forward to you any of the CP Shares or coordination fees returned to your broker on your behalf or return any dealer fees, if applicable.

         If Canadian Pacific announces that its reorganization has been cancelled, the depositary will return the CP Shares, along with the coordination fee you may have paid, to you through your broker. In addition, you will be entitled to receive any dealer fee you may have paid from your broker. Neither the depositary, Merrill Lynch Canada Inc. nor Merrill Lynch, Pierce, Fenner & Smith Incorporated can assure you that your broker will forward to you any of the CP Shares or coordination fees returned to your broker on your behalf or return any dealer fees, if applicable.

                      DESCRIPTION OF THE DEPOSIT AGREEMENT

         The following is a summary of the principal terms of the deposit
agreement dated as of        , 2001 among Merrill Lynch Canada Inc., as Canadian
coordinator, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as U.S.
coordinator,                             , as depositary, and the owners and
beneficial owners from time to time of CP HOLDRS. The deposit agreement will be governed by the laws of Ontario.

Creation of CP HOLDRS

         The deposit agreement provides that CP HOLDRS will initially represent CP Shares. After completion of the reorganization of Canadian Pacific, CP HOLDRS will represent the underlying securities received in exchange for the CP Shares. The deposit agreement provides that CP HOLDRS will evidence a beneficial owner's ownership interest in the underlying securities.

Depositary

                                      , a Canadian trust company has agreed
to act as depositary. Pursuant to the deposit agreement, the depositary agrees to accept deposits of the underlying securities and to hold such underlying securities on behalf of depositors and, after CP HOLDRS are issued, on behalf of
the owners of CP HOLDRS. From the date of the deposit agreement until    , 2001,
referred to herein as the initial deposit period, the underlying securities that may be deposited are CP Shares and each CP HOLDR will represent one CP Share. No CP HOLDRS will be issued until after the end of the initial deposit period. The depositary has agreed that it will not sponsor or participate in any other program, as depositary, designed to represent the underlying securities. Pursuant to the deposit agreement, the depositary, in its capacity as depositary under the deposit agreement, agrees not to accept deposits of underlying
securities during the period beginning on              , 2001 until [this is the
day after the initial deposit period terminates] the day that is 30 days after the date the first securities of a successor company begin to trade in Canada or the United States, referred to herein as the blackout period. In the event the blackout period continues for a period longer than 75 days, the depositary may thereafter accept deposits of underlying securities and deliver CP HOLDRS with the consent of Merrill Lynch Canada Inc.

Fees

         One CP HOLDR will be delivered for each CP Share deposited. During the initial deposit period, you will be required to pay a coordination fee in order to receive CP HOLDRS. The coordination fee will vary depending on the number of CP Shares that you deposit:

Number of CP Shares that you deposit           Coordination Fee (per CP Share)
------------------------------------           -------------------------------

             Up to 2,499                                    $0.20
            2,500 or more                                   $0.10


         The $0.20 coordination fee you will pay to obtain up to 2,499 CP HOLDRS includes a dealer fee of $0.10 per CP Share that you deposit which will be retained by participating brokers who deposit CP Shares on behalf of their clients. If you deposit 2,500 or more CP Shares there will be no dealer fee. If you choose to pay the coordination fees and dealer fees, if applicable, in Canadian dollars the depositary will charge you a coordination fee of [CDN$0.31] per CP Share if you deposit up to 2,499 CP Shares and [CDN$0.155] per CP Share if you deposit 2,500 or more CP Shares. Participating brokers may retain a dealer fee of [CDN$0.155] per CP Share if you deposit up to 2,499 CP Shares. For purposes of calculating the coordination fees and dealer fees, if applicable, the depositary will round up to the nearest 100 CP Shares deposited.

         No coordination fee will be payable to create CP HOLDRS after the initial deposit period expires. However, the depositary will charge you an issuance fee of up to $0.10 per CP HOLDR in connection with the delivery of CP
HOLDRS after         , 2001. Issuance fees will be calculated by rounding up the number of CP HOLDRS to be delivered to you to the nearest 100.

         The depositary will charge you an annual fee of up to $0.015 per CP HOLDR which will be deducted from cash dividends paid on the underlying securities held by the depositary under the deposit agreement. If cash dividends on the underlying securities in any calendar year are not sufficient to pay the annual fee, the depositary will waive the unpaid portion of its fee.

         The depositary will charge you a cancellation fee of up to $0.10 per CP HOLDR if you surrender CP HOLDRS to receive underlying securities. Cancellation fees will be calculated by rounding up the number of CP HOLDRS surrendered by you to the nearest 100.

         If you choose to pay the cancellation fee or issuance fee to the depositary in Canadian dollars or if the depositary collects the annual fee in Canadian dollars, the fee will equal the relevant U.S. dollar fee and the last published Bank of Canada daily noon rate for Canadian dollars on the date on which the fee is payable.

Voting of Underlying Securities and Other Rights of Ownership

         You will retain the right to receive any reports and communications the depositary receives from the issuers of the underlying securities. The depositary will endeavor, insofar as is lawful and practicable, to vote underlying securities in accordance with your instructions. The depositary will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, underlying securities other than in accordance with your instructions.

Distributions

         The deposit agreement entitles you to receive, subject to certain limitations and net of any fees of the depositary, any distributions of cash (including dividends), securities or property made with respect to the underlying securities. However, any distribution of securities by an issuer of underlying securities will be retained by the depositary and will become part of the underlying securities if the distributed securities are listed on a national securities exchange in Canada and on either a national securities exchange in the United States or the NASDAQ. Such securities will be added to the classes and quantities of securities that must be deposited with the depositary to receive CP HOLDRS.

         Distributions will be made by the depositary as soon as is practicable following receipt by the depositary of such distributions. If lawful and practicable, distributions with respect to the underlying securities paid by the issuers of underlying securities in a currency other than U.S. dollars will be converted by the depositary into U.S. dollars, for U.S. holders of CP HOLDRS, based on prevailing market exchange rates.

         There may be a delay between the time any cash or other distribution is received by the depositary with respect to the underlying securities and the time such cash or other distributions are distributed to you. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary. If any tax or other governmental charge becomes due with respect to CP HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

         If the depositary determines that any distribution in property is subject to any tax or other charge which the depositary is obligated to withhold, the depositary may sell all or a portion of such property in order to pay any such taxes or charges. The depositary will distribute to you the net proceeds of any such sale after deduction of such taxes or charges.

         The depositary will not distribute to you any fraction of a share. Instead, the depositary will, to the extent permitted by law, use reasonable efforts to sell the aggregate of such fractions and distribute the net proceeds to you.

Rights Offerings

         If an issuer of underlying securities offers or causes to be offered to the holders of any underlying securities any rights to subscribe for additional underlying securities or other securities, the rights will be made available to you through the depositary, if practicable and if the rights and the securities that those rights relate to can be made available under applicable securities laws. Otherwise, if lawful and practicable, the depositary will use reasonable efforts to sell the rights and the net proceeds will be distributed to you. In all other cases the rights will lapse.

Offer for Underlying Securities

         If you wish to participate in a tender offer or take-over bid for any of the underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must surrender your CP HOLDRS (and pay any applicable fees) to the depositary and receive all of your underlying securities in exchange for your CP HOLDRS. See "-- Surrender of CP HOLDRS" for more information on the surrender of CP HOLDRS.

Reconstitution Events

         The deposit agreement provides for the distribution of securities to you in the following circumstances, referred to herein as reconstitution events:

         o If any class of underlying securities ceases to be outstanding as a result of a merger, consolidation or other corporate combination of its issuer, the depositary will distribute any securities received as consideration from the acquiring company unless the securities received are listed for trading on a national securities exchange in Canada and on either a national securities exchange in the United States or the NASDAQ. In that case, the securities received will be treated as additional underlying securities and shall be added to the classes and quantities of securities that must be deposited for issuance of CP HOLDRS.

         o If any class of underlying securities is delisted from trading on its primary exchange or market in the United States or Canada and is not listed for trading, as the case may be, on another national securities exchange in Canada or on either a national securities exchange in the United States or the NASDAQ, within five business days from the date of such delisting, the depositary will, to the extent lawful and feasible, distribute those underlying securities to you in proportion to your ownership of CP HOLDRS.

         o If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Exchange Act or is no longer a reporting issuer under the Canadian securities laws, the depositary will, to the extent lawful and practicable, distribute the shares of that company to you.

         o If the United States Securities and Exchange Commission determines that an issuer of an underlying security is an investment company under the United States Investment Company Act of 1940, and the depositary has actual knowledge of such Commission determination, then the depositary will, to the extent lawful and practicable, distribute the underlying securities of such issuer to you in proportion to your ownership of CP HOLDRS.

         Underlying securities that are surrendered by the depositary that cease to be outstanding or that are distributed to you by reason of a reconstitution event will, effective on the date of such surrender or distribution, no longer be part of the securities which must be deposited with the depositary for issuance of CP HOLDRS.

Surrender of CP HOLDRS

         The deposit agreement entitles you to surrender your CP HOLDRS to the depositary and receive the underlying securities represented by each CP HOLDR held by you at that time. This right can only be exercised subject to the terms, conditions and limitations in the deposit agreement and subject to the payment of applicable fees (including the payment to the depositary of up to $0.10 per CP HOLDR surrendered), taxes or governmental charges, if any. If you choose to pay the cancellation fee in Canadian dollars, the fee will equal the product of the relevant U.S. dollar fee and the last published Bank of Canada daily noon rate on the date on which you surrendered your CP HOLDRS. Cancellation fees will be calculated by rounding up the number of CP HOLDRS surrendered by you to the nearest 100.

Suspension of Delivery, Transfers or Surrenders

         The delivery of CP HOLDRS against deposits of underlying securities, the registration of transfer of CP HOLDRS or the surrender of CP HOLDRS for the purpose of receiving underlying securities may be suspended, generally or in particular instances, during any period when the transfer books of an issuer of underlying securities are closed or if such action is considered necessary or advisable by the depositary at any time or from time to time, subject to the provisions of the following sentence. The surrender of CP HOLDRS and withdrawal of underlying securities may not be suspended except for (1) temporary delays caused by closing the transfer books of DTC or CDS or an issuer of the underlying securities, (2) the payment of fees, taxes and applicable charges and
(3) compliance with any applicable laws relating to CP HOLDRS or to the withdrawal of the underlying securities. The depositary shall not knowingly accept for deposit any underlying securities or deliver any CP HOLDRS unless the public offer and sale of such underlying securities by the holder is permitted under the securities law of both the United States and Canada.

Liability for Taxes and Other Charges

         You will be responsible for paying any tax or other governmental charge with respect to any CP HOLDRS or any underlying securities. The depositary will refuse to effect any transfer of such CP HOLDRS or permit any withdrawal of applicable underlying securities until the payment is made, and may withhold any dividends or other distributions, or may sell for your account underlying securities constituting any multiples of the securities which must be deposited for issuance of CP HOLDRS, and may apply dividends or other distributions or the proceeds of any such sale in payment of the tax or other charge and you will remain liable for any deficiency.

Warranties and Authorization

         Every holder of underlying securities who deposits underlying securities pursuant to the deposit agreement is deemed by the deposit to represent and warrant that such underlying securities are validly issued, fully paid and nonassessable, that the person making such deposit is duly authorized to do so and that at the time of delivery, such underlying securities are free and clear of any lien, pledge, encumbrance, right, charge or claim (other than the rights created by the deposit agreement). Every such holder is also deemed to represent that such underlying securities are, and CP HOLDRS representing such underlying securities would be, securities that are freely tradeable under applicable securities laws, any shareholder agreement or the corporate documents of the issuer. Such representations and warranties will survive the deposit of underlying securities, issuance of CP HOLDRS or termination of the deposit agreement. In addition, each person that becomes a registered owner or beneficial owner of CP HOLDRS is deemed thereby to authorize the depositary to execute and deliver the deposit agreement on the person's behalf and is deemed to be bound by the deposit agreement as if the person signed it directly.

Prevention or Delay in Performance

         Under the deposit agreement, neither the depositary, Merrill Lynch Canada Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated nor any of their respective directors, employees, agents or affiliates will incur any liability to any holder of a CP HOLDR, if by reason of any provision of any law, or by reason of any provision of the corporate documents of any issuer of underlying securities, or by reason of any provisions of any underlying securities, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the depositary, Merrill Lynch, Pierce, Fenner & Smith Incorporated or Merrill Lynch Canada Inc. is prevented or forbidden from, or would be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the deposit agreement it is provided will be done or performed. In addition, neither the depositary, Merrill Lynch, Pierce, Fenner & Smith Incorporated nor Merrill Lynch Canada Inc. will incur any liability to any owner of a CP HOLDR by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the deposit agreement it is provided will or may be done or performed.

Resignation or Removal of Depositary

         The depositary may at any time resign as depositary by written notice of its election so to do, delivered to Merrill Lynch Canada Inc., and the resignation will take effect upon the appointment of a successor depositary and its acceptance of the appointment.

         If at any time the depositary is in material breach of its obligations under the deposit agreement and the depositary fails to cure the breach within 30 days after receipt by the depositary of written notice from owners of 25% or more of the outstanding CP HOLDRS or from Merrill Lynch Canada Inc., acting on behalf of the owners, specifying the default and requiring the depositary to cure the default, Merrill Lynch Canada Inc. may remove the depositary by written notice delivered to the depositary, and such removal shall take effect upon the appointment of a successor depositary and its acceptance of such appointment.

         If at any time the depositary resigns or is removed, Merrill Lynch Canada Inc. shall use its reasonable efforts to appoint a successor depositary, which will be a bank or trust company having an office in Canada. Every successor depositary shall execute and deliver to its predecessor and to Merrill Lynch Canada Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated an acceptance of its appointment, and thereafter will become fully vested with all the rights, powers, duties and obligations of its predecessor.

Amendments to the Deposit Agreement

         Any provisions of the deposit agreement may be amended at any time without the consent of the owners of the CP HOLDRS. Any amendment that imposes or increases any fees or charges, subject to certain exceptions, or that otherwise prejudices any substantial existing right of the owners of the CP HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of the CP HOLDRS. In no event will any amendment impair the right of an owner of a CP HOLDR to surrender CP HOLDRS and receive the underlying securities except in order to comply with mandatory provisions of applicable laws.

Termination of Deposit Agreement

         The depositary will terminate the deposit agreement by mailing notice of termination to the owners of the CP HOLDRS if (1) the depositary is notified that CP HOLDRS are no longer listed on a national securities exchange in Canada and either a national securities exchange in United States or NASDAQ and the CP HOLDRS are not approved for listing on another national securities exchange in Canada and either a national securities exchange in the United States or NASDAQ within 5 business days of their delisting, (2) 60 days have passed after the depositary has delivered to Merrill Lynch Canada Inc. a written notice of its election to resign and no successor has been appropriately appointed or (3) 75% of the owners of outstanding CP HOLDRS other than Merrill Lynch Canada Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated notify the depositary that they elect to terminate the deposit agreement.

         After termination of the deposit agreement occurring after issuance of CP HOLDRS, the depositary and its agents will do the following under the deposit agreement but nothing else: (1) advise registered holders of the CP HOLDRS that the deposit agreement is terminated, (2) collect distributions on the underlying securities (3) sell rights and other property on your behalf, and (4) deliver underlying securities upon surrender of CP HOLDRS and payment of applicable fees, charges and taxes. One year after termination, the depositary may sell any remaining underlying securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the CP HOLDRS that have not surrendered their CP HOLDRS. It will not invest the money and has no liability for interest. The depositary's only obligations will be to account for the money and other cash. After termination the only obligation of Merrill Lynch Canada Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated will be to indemnify the depositary and to pay fees and expenses of the depositary that they agreed to pay.

         During the initial deposit period, the deposit agreement can be terminated if Merrill Lynch Canada Inc. or the depositary (after notice to the other and good faith negotiations on whether to continue) determines that the viability of CP HOLDRS has been materially impaired.

Book Entry System

         CP HOLDRS will be issued in "book-entry only" form and will be represented by one or more global certificates registered in the name of CDS & Co., the nominee of CDS, and deposited with CDS. U.S. holders of CP HOLDRS will hold their interests in the global certificates indirectly through DTC. DTC is, in turn, a participant in CDS. All interests of Canadian and U.S. holders of CP HOLDRS in the global certificates, including those held through DTC, will be subject to the procedures and requirements of CDS. Those interests held through DTC may also be subject to the procedures and requirements of DTC.

         CP HOLDRS must be created or transferred through a participant in the book-entry systems of CDS in Canada or DTC in the United States. CDS and DTC hold securities deposited by their participants and facilitate the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thus eliminating the need for physical movement of securities certificates. The depositary will cause CP HOLDRS to be delivered to CDS and registered in the name of the nominee of CDS. Registration of interests in and transfers of CP HOLDRS will be made only through the book-entry systems of CDS and DTC.

         Except as described below, you will not be entitled to a certificate or other instrument from the depositary, CDS or DTC evidencing your CP HOLDRS, and you will not be shown on the records maintained by CDS or DTC, except through a participant. You are expected to receive written confirmation of any transaction involving CP HOLDRS, as well as periodic statements of your interest in CP HOLDRS, from your broker, dealer or financial institution through which you hold your CP HOLDRS. Transfers of ownership interest in the CP HOLDRS are to be accomplished by entries made on the books of CDS or DTC or participants in those systems acting on your behalf.

         Neither the depositary nor the coordinators will assume any liability for:

o any aspect of the records relating to the beneficial ownership of CP HOLDRS held by CDS or DTC;

o maintaining, supervising or reviewing any records relating to the beneficial ownership of the CP HOLDRS; or

o any advice or representation made by or with respect to CDS or DTC and those contained in this prospectus and relating to the rules governing CDS and DTC or any action to be taken by CDS or DTC or at the direction of its participants.

         The rules governing CDS and DTC provide that each acts as the agent and depositary for the participants. As a result, participants must look solely to CDS or DTC, as applicable, and you must look solely to participants for payments with respect to CP HOLDRS paid by or on the depositary's behalf to CDS or DTC.

         The depositary and coordinators have been advised that CDS and DTC have a contractual relationship that allows U.S. holders of CP HOLDRS to hold their interests in the global certificates indirectly through DTC as a participant in CDS. If either party terminates its obligations under that contract while interests in the global certificates are held by U.S. holders of CP HOLDRS, the portion of the global certificate held by U.S. holders of CP HOLDRS may be cancelled and reissued in the name of Cede & Co. and deposited with DTC.

         If you are in physical possession of your CP Shares, you must deposit your CP Shares with a CDS or DTC participant in order to receive CP HOLDRS.

         CP HOLDRS will be issued to you in certificated form only if:

o        that action is required under applicable law;

o CDS or DTC advises the depositary that either CDS or DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to CP HOLDRS and the depositary is unable to locate a qualified successor; or

o CDS ceases to be a clearing agency or otherwise ceases to be eligible to be a depository and the depositary is unable to locate a qualified successor.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the depositary will notify CDS and DTC, for and on behalf of participants and owners of CP HOLDRS, of the availability of certificated CP HOLDRS. Upon surrender by CDS of the global certificate representing CP HOLDRS and receipt of instructions from CDS for the new registrations, the depositary will deliver the certificated CP HOLDRS.

         CDS and DTC have advised us as follows:

         CDS

         CDS was incorporated in 1970 and is Canada's national securities clearing and depository services organization. Functioning as a service utility for the Canadian financial community, CDS provides a variety of computer automated services for financial institutions and investment dealers active in domestic and international capital markets. CDS participants include banks, investment dealers and trust companies and may include the coordinators and the depositary. Access to CDS is available to other organizations that clear through or maintain a custodial relationship with a CDS participant. Transfers of ownership and other interests, including cash distributions, in securities held by CDS may only be processed through CDS participants and will be completed in accordance with existing CDS rules and procedures. CDS operates in Montreal, Toronto, Calgary and Vancouver to centralize securities clearing functions through a central securities depository.

         CDS is a private corporation, owned one-third by investment dealers, one-third by banks and one-third by trust companies through their respective industry associations. CDS is the exclusive clearing house for equity trading on both the Toronto and Montreal stock exchanges and also clears a substantial volume of "over the counter" trading in equities and bonds.

         DTC

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the U.S. Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thus eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and a number of other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers and banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the U.S. Securities and Exchange Commission.

         The information in this section concerning CDS, DTC and their respective systems has been obtained from sources believed to be reliable, but is subject to any changes to the arrangements between the depositary and CDS or between CDS and DTC and any changes to those procedures that may be instituted unilaterally by CDS or DTC.

                              PLAN OF DISTRIBUTION

         Merrill Lynch Canada Inc. as Canadian coordinator and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as U.S. coordinator, will invite holders of CP Shares during the initial deposit period to deposit their CP Shares with the depositary and receive CP HOLDRS in exchange. You may elect to deposit all or a portion of your CP Shares (along with the applicable coordination fee) in order to receive an equal number of CP HOLDRS. If you wish to receive CP HOLDRS you should instruct your broker to deposit your CP Shares with the depositary.

         The coordination fee will vary depending on the number of CP Shares that you deposit:

Number of CP Shares that you deposit             Coordination Fee (per CP Share)
------------------------------------             -------------------------------

            Up to 2,499                                       $0.20
           2,500 or more                                      $0.10


         The $0.20 coordination fee you will pay to obtain up to 2,499 CP HOLDRS includes a dealer fee of $0.10 per CP Share that you deposit which will be retained by participating brokers who deposit CP Shares on behalf of their clients. If you deposit 2,500 or more CP Shares there will be no dealer fee. If you choose to pay the coordination fees and dealer fees, if applicable, in Canadian dollars the depositary will charge you a coordination fee of [CDN$0.31] per CP HOLDR if you deposit up to 2,499 CP Shares and [CDN$0.155] per CP Share if you deposit 2,500 or more CP Shares. Participating brokers may retain a dealer fee of [CDN$0.155] if you deposit up to 2,499 CP Shares. For purposes of calculating the coordination fees and dealer fees, if applicable, the depositary will round up the number of CP Shares deposited by you to the nearest 100.

         It is expected that the closing of this distribution will take place on | |, 2001, but not later than | |, 2001.

         On or before | |, 2001, you may cancel any election that you previously made to receive CP HOLDRS and withdraw your previously deposited CP Shares. To effect such a withdrawal, you should notify your broker of your desire to withdraw. In such an event, the coordination fee will be refunded by the broker to your account. In addition, you will be entitled to receive from your broker any dealer fee you may have paid. There will be no charges associated with the withdrawal. Neither the depositary, Merrill Lynch Canada Inc. nor Merrill Lynch, Pierce, Fenner & Smith Incorporated can assure you that your broker will forward to you any of the CP Shares or coordination fees returned to your broker on your behalf or any dealer fees, if applicable.

         If Canadian Pacific announces that its reorganization has been cancelled, the depositary will return through your broker the CP Shares deposited by you with the depositary along with the coordination fee paid by you. In addition, you will be entitled to receive any dealer fee you may have paid from your broker. Neither the depositary, Merrill Lynch Canada Inc. nor Merrill Lynch, Pierce, Fenner & Smith Incorporated can assure you that your broker will forward to you any of the CP Shares or coordination fees returned to your broker on your behalf or any dealer fees, if applicable.

         Transfers of interests in CP HOLDRS will only be effected through the book-entry system administered by CDS directly in Canada and, indirectly, through DTC in the United States. You will not have the right to receive physical certificates evidencing your CP HOLDRS.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

         The following is a summary of the U.S. federal income tax consequences relating to the CP HOLDRS for:

         o        a citizen or resident of the United States;

         o a corporation or partnership created or organized in the United States or under the laws of the United States;

         o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; and

         o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (each of the above, a "U.S. Holder").

         This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold the CP HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended. Moreover, this summary does not address CP HOLDRS held by any person other than a U.S. Holder or CP HOLDRS held by foreign flow through entities. We recommend that you consult with your own tax advisor.

Taxation of the arrangement

         The arrangement will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Deposit of CP Shares

         The deposit agreement provides for the issuance of the CP HOLDRS representing CP Shares and, upon the occurrence of the transactions contemplated by the CP reorganization plan, as discussed below, the common shares of each of the successor companies. For U.S. federal income tax purposes, the deposit of CP Shares and receipt of the CP HOLDRS will not be a taxable event and holders will not be subject to U.S. federal income tax as a result of depositing their CP Shares and receiving CP HOLDRS.

         Canadian Pacific has announced a plan of reorganization pursuant to which it will split into the successor companies. Holders of shares of Canadian Pacific should note that ownership of CP HOLDRS will not change the tax consequences of such transactions. Thus, holders of shares of Canadian Pacific may be subject to tax upon the occurrence of such transactions. Holders of shares of Canadian Pacific should consult their tax advisors regarding the tax consequences of any such transactions.

Taxation of CP HOLDRS

         A holder owning CP HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by CP HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the depositary, not at the time that the holder receives the cash distribution from the depositary.

         With respect to purchases of CP HOLDRS for cash in the secondary market, a holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the CP HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Thus, a holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the CP HOLDRS. Similarly, when a holder sells a CP HOLDR, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. Accordingly, the amount realized with respect to a sale of CP HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security.

         The distribution of any securities by the depositary upon the surrender of CP HOLDRS, the occurrence of a reconstitution event, or the termination of the deposit agreement will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. A holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the CP HOLDR.

Coordination fees and depositary fees

         The coordination fee payable to the coordinators will be treated as part of the cost of the CP HOLDRS and should be included in a holder's tax basis in such CP HOLDRS. Thus, such amount will not be allowed as a deductible expense, but instead, will reduce the amount of gain or increase the amount of loss upon a taxable disposition of the CP HOLDRS.

         A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the deposit agreement provides that the depositary fees will be deducted directly from any dividends paid. These depositary fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of depositary fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

         Because the CP HOLDRS will represent ownership of underlying securities of foreign issuers, the CP HOLDRS will be subject to special U.S. federal income tax rules which will result in the following tax consequences.

         The gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. Holders. If Canadian Pacific, or a successor company, pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. Holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

         Subject to conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. Holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute "passive income" or, in the case of some U.S.

Holders, "financial services income." For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. Holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. Holders consult their own tax advisors to determine whether and to what extent a credit would be available.

         Dividends and distributions made by Canadian Pacific, or a successor company, may be subject to a withholding tax. Canadian Pacific has made, and the successor companies will make, arrangements through which holders of their shares that are listed on a U.S. exchange can apply for a refund of withheld taxes. It is expected that holders of CP HOLDRS will be able to use these arrangements to apply for a refund of withheld taxes.

         Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a "passive foreign investment company" (a "PFIC"). We do not believe that Canadian Pacific currently is, or that any of the successor companies currently would be, a PFIC and do not anticipate that any issuer will become a PFIC in the future, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

         o        at least 75% of its gross income is "passive income"; or

         o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

         Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

         If a corporation were classified as a PFIC, a U.S. Holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the CP HOLDRS or of the underlying securities or upon the receipt of "excess distributions", unless the U.S. Holder elected to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.

                              ERISA CONSIDERATIONS

         Any plan fiduciary that proposes to have a plan acquire CP HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the United States Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of CP HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                                  LEGAL MATTERS

         Legal matters, including the validity of the CP HOLDRS, will be passed upon for Merrill Lynch Canada Inc., the Canadian coordinator and for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the U.S. coordinator, by Torys, Toronto, Canada. Shearman & Sterling, New York, New York, as special U.S. tax counsel to the coordinators, will render an opinion regarding the material United States federal income tax consequences relating to the CP HOLDRS. Matters with respect to U.S. Law will be passed upon for the coordinators by Shearman & Sterling.

                       WHERE YOU CAN FIND MORE INFORMATION

         Merrill Lynch Canada Inc. has filed a registration statement on Form F-1 with the SEC covering the CP HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

         You may read and copy the registration statement (including the exhibits) at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch Canada Inc. will also file modified periodic reports with respect to the CP HOLDRS pursuant to the Exchange Act. These modified periodic reports may also be read and copied at the SEC's public reference rooms.

         The issuers of the underlying securities are also considered foreign issuers. The requirements for filing periodic financial and other information with the SEC for foreign issuers differ from that of domestic issuers. In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR. Information regarding the issuers may not be accessible through the SEC's Web site, but documents filed with the SEC by the underlying issuers may be inspected at the SEC's public reference rooms. Information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

         Merrill Lynch Canada Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, the depositary and their respective affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to CP HOLDRS. This prospectus relates only to CP HOLDRS and does not relate to the other securities of the issuers of the underlying securities. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with CP HOLDRS. We make no representation that the publicly available documents of or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the CP HOLDRS have been publicly disclosed.

================================================================================






                                     [LOGO]



                     Holding Company Depositary Receipts SM
             For Shares of Common Stock of Canadian Pacific Limited


                                  CP HOLDRS SM



                               ------------------

                                   PROSPECTUS
                               ------------------





                               Merrill Lynch & Co.






                                     , 2001







         Until , 2001 (25 days after the date of this prospectus), all dealers effecting transactions in the offered CP HOLDRS, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. Except for the registration fee payable to the Securities and Exchange Commission, all such expenses are estimated:

         Securities and Exchange Commission registration fee..........$  [     ]
         Printing and engraving expenses..............................
         Legal fees and expenses......................................
         Miscellaneous................................................
                                                                      ----------
               Total..................................................$


Item 15.  Indemnification of Directors and Officers.

         Under the Canada Business Corporations Act, Merrill Lynch Canada Inc. may indemnify a present or former director or officer or a person who acts or acted at Merrill Lynch Canada Inc.'s request as a director or officer of another corporation of which Merrill Lynch Canada Inc. is or was a shareholder or creditor and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been such a director or officer if the director or officer acted honestly and in good faith with a view to the best interests of Merrill Lynch Canada Inc., and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from Merrill Lynch Canada Inc. as a matter of right if he was substantially successful on the merits and fulfilled the conditions set forth above.

         Subject to the limitations contained in the Canada Business Corporations Act, but without limit to the right of Merrill Lynch Canada Inc. to indemnify any person under the Act or otherwise, the by-laws of Merrill Lynch Canada Inc. provide that Merrill Lynch Canada Inc. shall indemnify a Director or Officer, a former Director or Officer, or a person who acts or acted at Merrill Lynch Canada Inc.'s request as a director or officer of a body corporate of which Merrill Lynch Canada Inc. is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a Director or Officer or a director or officer of such body corporate, if he acted honestly and in good faith with a view to the best interest of Merrill Lynch Canada Inc. and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

         The directors and officers of Merrill Lynch Canada Inc. are insured under policies of insurance maintained by Merrill Lynch Canada Inc, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having had been such directors or officers. In addition, Merrill Lynch Canada has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch Canada Inc. to the full extent authorized or permitted by law, subject to certain limited exceptions.

         Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Merrill Lynch Canada Inc. pursuant to the foregoing provisions, Merrill Lynch Canada Inc. has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy in the United States as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 16.  Exhibits.

         See Exhibit Index.

Item 17.  Undertakings.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933.

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Canada, on June 26, 2001.

                                             MERRILL LYNCH CANADA INC.


                                             By:     /s/ Ronald S. Lloyd
                                                ------------------------------
                                                Ronald S. Lloyd
                                                Executive Vice President and
                                                Head of Investment Banking


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Ronald S. Lloyd and Gerald C. Throop, and each of them with full power to act without the other, his true and lawful attorneys-in-fact and agents with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2001.

             Signature                      Title
             ---------                      -----


/s/ Ronald S. Lloyd
------------------------------------
Ronald S. Lloyd                             Executive Vice President,
                                            Head of Investment Banking and
                                            Director



/s/ William R.J. Fulton
------------------------------------
William R.J. Fulton                         Principal Financial Officer,
                                            Principal Accounting Officer and
                                            Director




/s/ Bradley E. Doney
------------------------------------
Bradley E. Doney                            Director



/s/ Gerald C. Throop
------------------------------------
Gerald C. Throop                            Director

/s/ Bennett D. MacInnis
------------------------------------
Bennett D. MacInnis                         Director




/s/ Susan S. Dabarno
------------------------------------
Susan S. Dabarno                            Director

                            AUTHORIZED REPRESENTATIVE

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacity indicated and on June 26, 2001

   Name                                                  Title

   Merrill Lynch, Pierce, Fenner & Smith        Authorized Representative in the
              Incorporated                               United States



   By:   /s/  Stephen G. Bodurtha
        ----------------------------------
   Name:   Stephen G. Bodurtha
   Title:  First Vice President

                                INDEX TO EXHIBITS

Exhibits

* 4.1 Deposit Agreement between Merrill Lynch Canada Inc., as Canadian coordinator, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as
         U.S. coordinator,                             , as depositary and the
         owners and beneficial owners of the CP HOLDRS from time to time

* 5.1    Opinion of Torys regarding the validity of CP HOLDRS

* 8.1 Opinion of Shearman & Sterling, as special U.S. tax counsel regarding the material federal income tax consequences

24.1     Power of Attorney (included in Part II of Registration Statement)


-----------------------------

* To be filed by amendment.